Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 of our reports dated August 16, 2004 relating to the December 31, 2003 financial statements of NetWorth, LLC and the December 31, 2002 financial statements of D.W. Academy, Inc. d/b/a PC-Xperts!

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.


/s/Webb & Company P.A.
----------------------
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
January 26, 2005